EXHIBIT (k)(6)
                                CONTROL AGREEMENT

                  CONTROL AGREEMENT (this "Agreement"), dated as of October 18, 2004, among HIGHLAND FLOATING RATE ADVANTAGE FUND (together with its permitted successors and assigns, the "Borrower"), CITICORP NORTH AMERICA, INC., as agent on behalf of the Secured Parties (as defined below) (in such capacity, together with its successors and assigns, the "Agent") and PFPC TRUST COMPANY ("PFPC").

                                    RECITALS

                  WHEREAS, the Borrower and PFPC are parties to that certain Custodian Services Agreement dated as of October 18, 2004 (as from time to time amended, the "Custodial Agreement"), pursuant to which the Borrower has appointed PFPC to act as its custodian for its securities and other assets;

                  WHEREAS, pursuant to that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 18, 2004 (as from time to time amended, the "Credit Agreement") among the Borrower, the Agent, CRC Funding, LLC (together with its successors and assigns, the "Lender") and the other banks and financial institutions from time to time parties to the Credit Agreement (together with their respective successors and assigns, the "Secondary Lenders", and together with the Agent and the Lender, the "Secured Parties"), the Lender and the Secondary Lenders have, subject to the terms and conditions thereof, agreed to make certain advances to the Borrower and the Borrower has granted a security interest in the Assigned Collateral in favor of the Agent for the benefit of the Secured Parties;

                  WHEREAS, pursuant to the Credit Agreement, the Borrower has agreed to (i) maintain the Assigned Collateral in the Collateral Account (as defined below), and (ii) with respect to Assigned Collateral which constitutes Loan Collateral (as defined below), appoint PFPC to act as agent for the benefit of the Agent and the other Secured Parties; and

                  WHEREAS, the Borrower desires to provide the Agent with control of a security entitlement (as defined in Section 8-102(17) of the UCC (as defined below)) in respect of the Assigned Collateral held in the Collateral Account and to perfect the Agent's security interest in the Assigned Collateral;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings indicated:

                  "AGGREGATE CUSTODIAN'S ADVANCE AMOUNT" means the sum of (i) the aggregate unpaid dollar amount of all outstanding overdraft advances made by PFPC under the Custodial Agreement (the "Custodian's Overdraft Advances") of cash, (ii) the aggregate Value (as defined in Section 2(a)(41) of the Investment Company Act) of all Custodian's Overdraft Advances of securities to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.
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                  "APPLICABLE LAW" means any law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

                  "ASSETS" means a collective reference to all items which would be classified as an "asset" on the balance sheet of the Borrower in accordance with GAAP.

                  "ASSIGNED COLLATERAL" means all of the Assets of the Borrower subject to a security interest in favor of the Agent pursuant to the terms of the Credit Agreement.

                  "AUTHORITY" means any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York City or the New York Stock Exchange is not authorized or required to close.

                  "GAAP" means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder as modified or interpreted by orders of the SEC, or other interpretive releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

                  "LOAN ASSET" means any Asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit.

                  "LOAN DOCUMENTS" means with respect to any Loan Asset, each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

                  "MOODY'S" means Moody's Investors Service, Inc., together with its successors.

                  "PERSON" means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

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                  "PROCEEDS" shall have, with reference to any asset or
property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

                  "S&P" means Standard & Poor's Ratings Group, together with its successors.

                  "SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Investment Company Act.

                  2. APPOINTMENT. In addition to and in furtherance of PFPC's duties as Custodian, the Agent and the Borrower hereby appoint PFPC as collateral agent for the Agent on behalf of the Secured Parties pursuant to
SECTION 4 hereof (in such capacity, together with its permitted successors and assigns, the "Collateral Agent") and PFPC hereby accepts such appointment. In addition, PFPC agrees to act as securities intermediary pursuant to SECTION 3 hereof (in such capacity, together with its permitted successors and assigns, the "Securities Intermediary").

                  3. SERVICES AND DUTIES OF THE SECURITIES INTERMEDIARY.

                  (a) ESTABLISHMENT OF COLLATERAL ACCOUNT. The Securities Intermediary has established and will maintain a securities account with the Account Number 34-34-012-0383804, pledged under the name "Highland Floating Rate Advantage Fund: Pledged for the benefit of Citicorp North America, Inc., as Agent" (the "Collateral Account"). Each party hereto agrees that (i) the Collateral Account constitutes a "securities account" within the meaning of
Article 8 of the Uniform Commercial Code in effect in the State of New York (the "UCC"), and (ii) all property now or hereafter held, credited or carried by, in or to the credit of Collateral Account (other than cash and Loan Assets) shall be treated as "financial assets" within the meaning of Section 8-102(a)(9) of the UCC. The Collateral Account shall be maintained separately and apart from any other account or sub-account of the Borrower. The Securities Intermediary shall not change the name or the account number of the Collateral Account without the prior written consent of the Agent.

                  (b) CREDIT TO COLLATERAL ACCOUNT. The Borrower agrees that all financial assets credited to the Collateral Account shall not be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent such financial assets have been specially indorsed to the Securities Intermediary or in blank.

                  (c) NOTICE OF REGISTRATION OR ENDORSEMENT. The Securities Intermediary agrees that it shall promptly notify the Agent and the Borrower in writing after becoming aware (using reasonable care) that any financial asset which constitutes Assigned Collateral is registered or endorsed in contravention of SECTION 3(B); PROVIDED, HOWEVER, that the Securities Intermediary shall have no liability hereunder for the failure to deliver such notice except to the extent such failure results from its gross negligence or willful misconduct.

                  (d) ACKNOWLEDGEMENT OF SECURITY INTEREST. The Securities Intermediary hereby acknowledges the Agent's security interest in the Collateral Account, all investment property (as defined in Section 9-102(a) of the UCC) from time to time credited to the Collateral Account and all Proceeds (as defined in the UCC) of such assets and property including, without limitation, all interest, dividends, stock dividends, stock splits and other money or property of any kind distributed in respect of such assets and property (collectively, the "Control Assets").

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                  (e) ENTITLEMENT ORDERS. The Securities Intermediary
irrevocably agrees that it shall promptly and fully (and in any event no later than the Business Day on which any entitlement order or direction originated by the Agent is received by the Securities Intermediary) comply with "entitlement orders" (as that term is defined in Section 8-102(a)(8) of the UCC) or directions originated by the Agent and concerning any Control Assets without the further consent of the Borrower, including without limitation any entitlement order or direction originated by the Agent instructing the Securities Intermediary to deliver any or all of the Control Assets to the Agent or its designees. Except as provided in SECTION 3(F), below, the Securities Intermediary also will comply with entitlement orders, directions or other instructions concerning the Collateral Account or any Control Assets that are originated by one or more Persons authorized to give instructions on behalf of the Borrower under the Custodial Agreement (the "Borrower's Authorized Representatives"). The Agent hereby covenants and agrees with the Borrower that the Agent will not originate entitlement orders or directions to the Securities Intermediary concerning the Control Assets unless and until there has been an Event of Default. The foregoing covenant of the Agent is for the benefit of the Borrower and shall not constitute a limitation on the obligation of the Securities Intermediary to act upon and comply with any entitlement orders or directions concerning the Control Assets that are originated by the Agent at any time.

                  (f) NOTICE OF EXCLUSIVE CONTROL. The Securities Intermediary agrees that, following its receipt from the Agent of a notice substantially in the form of ANNEX A hereto (the "Notice of Exclusive Control"), the Securities Intermediary shall not, unless such Notice of Exclusive Control has been revoked in writing by the Agent, (i) sell, dispose of or encumber any Control Assets or release any Control Assets except pursuant to an entitlement order or direction from the Agent, or (ii) follow any entitlement order, direction or other instruction of the Borrower in respect of any Control Assets; PROVIDED, that in respect of any transaction involving any Control Asset which is in the process of being executed at the time of the Securities Intermediary's receipt of a Notice of Exclusive Control in accordance with SECTION 3(F) hereof, the Securities Intermediary agrees to comply with this SECTION 3(F) within a reasonable amount of time (for the avoidance of doubt, the Securities Intermediary shall have no liability for not reversing any trade that was in progress prior to its receipt of such Notice of Exclusive Control). The Agent agrees on the date hereof and from time to time hereafter to provide the Securities Intermediary with a certificate in the form of ANNEX B hereto which sets forth the names and signatures of its representatives who are authorized to give the Securities Intermediary instructions and entitlement orders and directions concerning the Collateral Account and the Assigned Collateral (the "Agent Authorized Representatives"). Until the Securities Intermediary has received a subsequent authorized representative certificate in the form of ANNEX B attached hereto from the Agent, the Securities Intermediary shall be entitled to conclusively rely on the last authorized representative certificate delivered to it by the Agent hereunder for the purpose of determining the authorized representatives of the Agent.

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                         (i) Until the Securities Intermediary shall have
                  received a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Agent, the Securities Intermediary shall hold and administer the Control Assets as if no Notice of Exclusive Control has been received. The Agent agrees that if it has delivered a Notice of Exclusive Control to the Securities Intermediary and thereafter it has been established by the Borrower to the reasonable satisfaction of the Agent that no Default or Event of Default shall be continuing, it shall deliver to the Securities Intermediary a notice revoking such Notice of Exclusive Control; PROVIDED, that nothing herein shall be deemed to limit the ability of the Agent to deliver any subsequent Notice of Exclusive Control.

                         (ii) The Securities Intermediary shall have no
                  responsibility or liability to the Agent for settling trades of financial assets carried in the Collateral Account at the direction of and in accordance with the instructions of a Borrower's Authorized Representative given in accordance with the Custodial Agreement, or for complying with entitlement orders or directions concerning any Control Assets from a Borrower's Authorized Representative, which is received by the Securities Intermediary prior to receipt of a Notice of Exclusive Control. The Securities Intermediary shall have no responsibility or liability to the Borrower for complying with a Notice of Exclusive Control or complying with entitlement orders or directions concerning any Control Assets originated by the Agent at any time. The Securities Intermediary shall have no duty to investigate or make any determination as to whether a Default or an Event of Default exists under the Credit Agreement, and the Securities Intermediary shall comply with a Notice of Exclusive Control notwithstanding that it may believe or the Borrower may allege that no such Default or Event of Default exists.

                  (g) CONFIRMATION OF ASSIGNED COLLATERAL. PFPC shall deliver to the Agent on or before the tenth (10th) Business Day of each calendar month (or more frequently as the Agent shall reasonably request, which may be daily), a report in reasonable detail on the Assigned Collateral held in the Collateral Account, including without limitation, in respect of the Assigned Collateral maintained in securities accounts with foreign sub-custodians, the identity, location and the specific Assigned Collateral maintained by each such foreign sub-custodian and all Loan Collateral (as defined below) held by PFPC as Collateral Agent pursuant to Section 4. PFPC may deliver such report to the Agent electronically; PROVIDED that such electronic delivery is in a manner and form reasonably satisfactory to the Agent. The Borrower hereby authorizes PFPC to release any and all such information and data on the Collateral Account and the Assigned Collateral to the Agent. The delivery of any such report to the Agent shall constitute a representation and warranty by PFPC to the Agent on behalf of the Secured Parties that PFPC has not received any written notification purporting to establish or inform PFPC of the existence of any security interest or other lien on or with respect to any of such Assigned Collateral other than a lien or security interest which has been released by written notice to PFPC by the appropriate secured party.

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                  4. SERVICES AND DUTIES OF THE COLLATERAL AGENT.

                  (a) The Collateral Agent agrees to hold all Assigned Collateral which constitutes (i) cash held in the Collateral Account and (ii) Loan Assets and all Proceeds (as defined in the UCC) of such Assets, including, without limitation, all interest, dividends and other money or property of any kind distributed in respect of such Assets and all Loan Documents evidencing or representing ownership in or the Borrower's interest in such Loan Asset, which are delivered to PFPC as Custodian by the Borrower or by a third party at the direction of the Borrower, including without limitation all loan notes, certificates and other "instruments" within the meaning of the UCC (the "Loan Collateral"), as agent of the Agent on behalf of the Secured Parties, and acknowledges that this Agreement constitutes notice in accordance with Applicable Law, of the Agent's security interest in such collateral and does hereby consent thereto. The Collateral Agent shall maintain continuous possession in the State of New York of all Loan Documents relating to the Loan Collateral as agent of the Agent on behalf of the Secured Parties. The parties hereto acknowledge that purchases and sales of Loan Collateral are not made against delivery of such Loan Collateral, and the Collateral Agent shall have no liability for payment made for any Loan Collateral without delivery and shall have no liability in respect of its duties and obligations under this Agreement until the Collateral Agent receives such Loan Collateral.

                  (b) The Collateral Agent shall remit all amounts received by it in respect of the Loan Collateral and all Proceeds thereof to the Collateral Account.

                  (c) Until the Collateral Agent receives a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Agent, the Collateral Agent shall comply with the instructions of the Borrower in respect of the cash maintained in the Collateral Account and the Loan Collateral. The Collateral Agent agrees that following its receipt from the Agent of a Notice of Exclusive Control the Collateral Agent shall not, unless such Notice of Exclusive Control has been revoked in writing by the Agent, (i) sell, dispose of or encumber such cash maintained in the Collateral Account or any Loan Collateral except pursuant to the instructions of the Agent (other than in connection with the exercise by PFPC of its rights as a secured party under the Custodial Agreement), or (ii) follow any instruction of the Borrower in respect of any such cash maintained in the Collateral Account or any Loan Collateral.

                  (d) The Agent and the Borrower acknowledge that Loan Assets are held by PFPC under the following terms and conditions:

                         (i) Instruments, certificates, agreements and/or other
                  Loan Documents which PFPC may receive in respect of Loan Assets, if any (collectively "Financing Documents"), from time to time, shall be held by PFPC at its offices in New York, New York.

                         (ii) PFPC shall accept such Financing Documents, if
                  any, in respect of Loan Assets as may be delivered to it from time to time by the Borrower. PFPC shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by PFPC as original documents, photocopies, by facsimile or otherwise. PFPC shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing thereon.

                         (iii) With respect to any Loan Assets, (a) PFPC shall
                  be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan Asset, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by the Borrower (or the Borrower's investment adviser (the "Investment Adviser")), (b) without limiting the generality of the foregoing, delivery of any such Loan Asset may be made to PFPC by, and may be represented solely by, delivery to PFPC of a facsimile or photocopy of an assignment agreement (an "Assignment Agreement") or a confirmation or certification from the Borrower (or the Investment Adviser) to the effect that it has acquired such Loan Asset and/or has received or will receive, and will deliver to PFPC, appropriate Financing Documents constituting, evidencing or representing such Loan Asset (such confirmation or certification, together with any Assignment Agreement, collectively, an "Assignment Agreement or Confirmation"), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an "Instrument"), (c) if an original Instrument shall be or shall become available with respect to any such Loan Asset, it shall be the sole responsibility of the Borrower (or the Investment Adviser acting on its behalf) to make or cause delivery thereof to PFPC, and PFPC shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to such Loan Asset, and shall not be under any obligation to compel compliance by the Borrower to make or cause delivery of such Instrument to PFPC, and (d) any reference to Financing Documents appearing herein shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

                         (iv) PFPC shall have no responsibilities or duties
                  whatsoever with respect to Loan Assets or the Financing Documents, except for such responsibilities as are expressly set forth herein or in the Custodial Agreement. Without limiting the generality of the foregoing, PFPC shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loan Assets or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or obligor, except that PFPC shall undertake reasonable efforts to forward any such notice to the Borrower or the Investment Adviser). In case any question arises as to its duties hereunder, PFPC may request instructions from the Borrower and shall be entitled at all times to refrain from taking any action unless it has received Written Instructions (as defined in the Custodial Agreement) from the Borrower or the Investment Adviser (or, after PFPC's receipt of a Notice of Exclusive Control, instructions from the Agent) and PFPC shall in all events have no liability, risk or cost for any action taken, with respect to a Loan Asset, pursuant to and in compliance with the Written Instructions of such parties.

                         (v) Prior to its receipt of a Notice of Exclusive
                  Control, PFPC shall promptly, upon the Borrower's request, release to the Borrower's Investment Adviser or to any party as the Borrower or the Investment Adviser may specify, any Financing Documents being held on behalf of the Borrower. Without limiting the foregoing, PFPC shall not be deemed to have or be charged with knowledge of the sale of any Loan Asset, unless and except to the extent it shall have received written notice and instruction from the Borrower (or the Investment Adviser on its behalf) with respect thereto, and except to the extent it shall have received the sale proceeds thereof.

                         (vi) In no event shall PFPC be under any obligation or
                  liability to make any advance of its own funds in respect of any Loan Asset.

         With respect to each Loan Asset held by PFPC in accordance with the provisions hereof, the Borrower shall (a) cause the Financing Documents evidencing such Loan Asset to be delivered to PFPC; (b) take, or cause the Investment Adviser to take, all actions necessary to acquire good title to such Loan Asset (or the participation therein, as the case may be), as and to the extent intended to be acquired; and (d) cause PFPC to be named as its nominee for payment purposes under the Financing Documents or otherwise provide for the direct payment of the loan payments to PFPC. PFPC shall have no liability for any delay or failure on the part of the Borrower in providing necessary Loan Asset information to PFPC, or for any inaccuracy therein or incompleteness thereof. With respect to each such Loan Asset, PFPC shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan Asset, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

                  5. STANDARD OF CARE.

                  (a) PFPC shall exercise the same degree of care and diligence in performing all of its obligations hereunder as is required under the Custodial Agreement; PROVIDED, HOWEVER, that PFPC shall not be responsible for the creation, validity, perfection, priority or enforceability of any security interest in favor of the Agent on behalf of the Secured Parties of any Assigned Collateral, unless the absence thereof is the result of (i) the breach by PFPC of any express representation, warranty or covenant set forth in this Agreement, or (ii) the gross negligence or willful misconduct of PFPC.

                  (b) PFPC shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement and the Custodial Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against PFPC; without limiting the generality of the foregoing, PFPC shall have no duty to preserve, exercise or enforce rights in the financial assets (against prior parties or otherwise).

                  (c) As between the Borrower and PFPC, except as expressly stated herein, the liabilities of each to the other shall be governed by the provisions of the Custodial Agreement. Instructions from a Borrower's Authorized Representative given in accordance with the terms of the Custodial Agreement to PFPC hereunder shall also constitute Written Instructions (as defined in the Custodial Agreement) under the Custodial Agreement.

                  (d) As between PFPC and the Agent, notwithstanding any provision contained herein or in any other document or instrument to the contrary, PFPC shall not be liable for any action taken or omitted to be taken at the instruction of the Agent, or any action taken or omitted to be taken under of in connection with this Agreement, except for PFPC's own gross negligence or willful misconduct.

                  (e) In no event shall PFPC be liable for indirect, special, punitive or consequential damages even if advised of the possibility of such damages. Without limiting the generality of the foregoing, and notwithstanding any provision to the contrary contained herein, PFPC:

                         (i) may in any instance where PFPC reasonably
                  determines that it lacks authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received appropriate instructions hereunder; provided, however, that under no circumstances shall this clause (i) be construed as requiring the Securities Intermediary to obtain the consent of the Borrower in order to comply with any entitlement order or direction originated by the Agent hereunder;

                         (ii) may consult with legal counsel, independent public
                  accountants, or other experts selected by it in good faith, and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such experts, including, without limitation, taking or omitting to take any action hereunder based upon advice of counsel that any such action taken or omitted to be taken would violate applicable law;

                         (iii) except as expressly set forth in SECTION 3(C),
                  will have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, conditions or covenants of this Agreement or to inspect the property, books or records of the Borrower;

                         (iv) except for the representations of PFPC set forth
                  in SECTION 9, will not be responsible for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement;

                         (v) will not incur any liability by acting or not
                  acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by it to be genuine and to be signed or sent by the proper party or parties;

                         (vi) will not incur liability for any notice, consent,
                  certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of PFPC;

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                         (vii) shall not be deemed to have or be charged with
                  notice or knowledge of any fact or matter unless a written notice thereof has been received by PFPC at the address designated in (or as subsequently designated pursuant to) this Agreement;

                         (viii) shall not be required by any provision of this
                  Agreement to expend or risk PFPC's own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its reasonable judgment could cause it to incur or suffer any significant expense or liability (including but not limited to reasonable attorneys' fees and disbursements), unless and until security or indemnity in form and amount reasonably satisfactory to PFPC shall have been provided therefor;

                         (ix) will not incur any liability for acts or omissions
                  of any domestic or foreign depository or book-entry system for the central handling of financial assets except to the extent provided in the Custodial Agreement; and

                         (x) except as expressly set forth herein, shall not be
                  responsible for the title, validity or genuineness of any financial asset carried in the Collateral Account.

                  6. INDEMNITY. In addition to the indemnity of PFPC under the Custodial Agreement, the Borrower agrees to indemnify and hold PFPC harmless against any losses, liabilities and damages incurred by PFPC as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder, with the exception of any losses, liabilities and damages arising from PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement.

                  7. COMPLIANCE WITH LEGAL PROCESS AND JUDICIAL ORDERS. PFPC shall have no responsibility or liability to the Borrower or to the Agent or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment or decree relating to the financial assets subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

                  8. FORCE MAJEURE. As between the Borrower and PFPC, the force majeure provisions of the Custodial Agreement shall govern this Agreement. As between the Agent and PFPC, PFPC shall in no event be liable for any delay or failure to perform its obligations hereunder resulting from causes beyond its control, including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

                  9. REPRESENTATIONS AND WARRANTIES; COVENANTS.

                  (a) Each of the parties to this Agreement represents and warrants to the other parties to this Agreement as follows:

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(i)               it is duly organized and existing under the laws of the
                  jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement; and

(ii) this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity.

                  (b) PFPC represents, warrants, covenants, agrees and confirms that as of the date hereof, and at all times until the termination of the Collateral Account with the consent of the Agent:

                         (i) it shall be a "securities intermediary" (as defined
                  in Section 8-102(a)(14) of the UCC) and shall be acting in that capacity with respect to the Collateral Account;

                         (ii) with respect to the Collateral Account, PFPC's
                  "jurisdiction" for purposes of the UCC is the State of New
                  York;

                         (iii) PFPC shall be a "Securities Intermediary" and a
                  "Participant" within the meaning of the United States Regulations. "United States Regulations" means 31 C.F.R. Part 357; 12 C.F.R. Part 615, Subpart O; 12 C.F.R. Part 912; 12
                  C.F.R. Part 1511; 24 C.F.R. Part 81; 31 C.F.R. Part 354; and
                  18 C.F.R. Part 1314;

                         (iv) there are no other agreements entered into between
                  PFPC and the Borrower with respect to the Collateral Account except for this Agreement, the Custodial Agreement and the related fee agreement, funds transfer agreement and data access agreement;

                         (v) PFPC has not entered into, and until the
                  termination of this Agreement will not enter into, any agreement (other than the Custodial Agreement) with any other person or entity relating to the Collateral Account and/or any Control Assets under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or directions of such other person or entity; and

                         (vi) PFPC has not entered into, and until the
                  termination of this Agreement will not enter into, any agreement with the Borrower, the Agent or any other person or entity purporting to limit or condition the obligation of PFPC to comply with entitlement orders or directions as set forth in this Agreement.

                  (c) Except for the claims and interest of the Borrower and Secured Parties in the Collateral Account, PFPC does not have actual knowledge of any claim to, or interest in, the Collateral Account or in any of the Assigned Collateral other than as referenced in SECTION 10 below. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or any of the Assigned Collateral, PFPC will promptly notify the Agent and the Borrower thereof.

                  (d) PFPC agrees that it shall promptly upon the reasonable request of the Agent make available to the Agent copies of its books, records and accounts to the extent relating to the Assigned Collateral and shall permit the officers, partners, employees and accountants of PFPC to discuss the foregoing with the Agent during normal business hours upon reasonable notice.

                  (e) Upon the reasonable request of the Agent, PFPC will use its best efforts to make available to the Agent or its designees during normal business hours upon reasonable notice copies of the books and records of any foreign banking institution employed as a foreign sub-custodian under the Custodial Agreement to the extent such books and records relate to the Assigned Collateral.

                  (f) The Borrower agrees that the Aggregate Custodian's Advance Amount shall at no time exceed fifteen percent (15%) of the net asset value of the Borrower; PROVIDED, that there shall be no implied or express obligation on the part of PFPC to monitor the Aggregate Custodian's Advance Amount and the limitations set forth in this CLAUSE (F) shall not affect PFPC's rights under
SECTION 10.

                  (g) Each of the representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement.

                  10. SUBORDINATION OF LIEN. The Borrower and the Agent each acknowledge and agree that PFPC has a security interest in the Assigned Collateral. PFPC (as Securities Intermediary, Collateral Agent, Custodian or otherwise) hereby agrees that such security interest securing the Borrower's obligations to pay all fees, expenses and other amounts owing to it (other than amounts owing by the Borrower in respect of Custodian's Overdraft Advances to the extent not made to pay any fee, expense or other amount owing to PFPC (as Securities Intermediary, Collateral Agent, Custodian or otherwise)) is subordinate to the security interest of the Agent on behalf of the Secured Parties; PROVIDED, HOWEVER, that after PFPC receives a Notice of Exclusive Control from the Agent, PFPC may set-off amounts in or to the credit of the Collateral Account in an aggregate amount not to exceed $100,000 solely for the purpose of satisfying the indemnification obligations of the Borrower to PFPC under Section 6 of this Agreement and Section 11 of the Custodial Agreement (the "Permitted Expenses"). PFPC agrees that it shall promptly notify the Borrower and the Agent of any such set-off for a Permitted Expense.

                  11. CONFLICT WITH OTHER AGREEMENTS. With respect to the rights and remedies of the Agent under this Agreement and the obligations of PFPC and the Borrower under this Agreement in favor of or for the benefit of the Agent hereunder, in the event of a conflict between this Agreement and the Custodial Agreement or any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. Except as otherwise expressly provided herein (including without limitation, the immediately preceding sentence) as between the Borrower and PFPC, nothing in this Agreement shall be construed to modify or supercede any provision of the Custodial Agreement.

                  12. FURTHER AGREEMENTS.

                  (a) The Borrower agrees that assets of the Borrower shall not be placed or held in the Collateral Account until such assets have been fully paid by the Borrower.

                  (b) After the Agent has delivered a Notice of Exclusive Control to PFPC, unless such Notice of Exclusive Control is revoked in writing by the Agent, the Borrower agrees that it shall not give any instruction to PFPC in respect of the Assigned Collateral without the prior written consent of the Agent.

                  (c) The Agent agrees that it shall, promptly after becoming aware of PFPC's failure to perform or observe any term, covenant or agreement on its part to be performed or observed hereunder, deliver to the Borrower and PFPC notice thereof setting forth in reasonable detail the circumstances of such failure.

                  13. EXPENSES. All reasonable expenses (including reasonable attorneys' fees and expenses) incurred by PFPC in connection with this Agreement shall be paid by the Borrower.

                  14. NOTICES; COMMUNICATIONS. Unless otherwise provided herein, all notices or other communications called for by this Agreement shall be given in writing, or by facsimile transmission. Until notice is given to the contrary in accordance with this SECTION 14, all notices or other communications to the respective parties shall be directed to:

                  If to PFPC:

                           PFPC TRUST COMPANY
                           8800 Tinicum Boulevard
                           Philadelphia, Pennsylvania 19153
                           Attention: Ed Smith
                           Telephone:  (215) 749-5094
                           Facsimile:  (215) 749-3946

                  If to the Borrower:

                           Highland Floating Rate Advantage Fund
                           Two Galleria Tower
                           13455 Noel Road, Suite 1300
                           Dallas, Texas 75240
                           Attention:  Treasurer
                           Telephone No.: (972) 628-4100
                           Facsimile No.:  (972) 628-4147

                  If to the Agent:

                           Citicorp North America, Inc.
                           U.S. Securitization
                           450 Mamaroneck Avenue
                           Harrison, New York  10528
                           Attention:  U.S. Securitization
                           Telephone:  (914) 899-7137
                           Facsimile:  (914) 899-7891

                  With a copy to:

                           Citibank, N.A.
                           388 Greenwich Street, 19th Floor
                           New York, New York  10013
                           Attention:  Portfolio Management Unit
                           Telephone No.:  (212) 816-0427
                           Facsimile No.:  (212) 816-0298


                  15. ASSIGNMENT. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; PROVIDED, that neither the Borrower nor PFPC may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

                  16. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original but all of which shall constitute but one and the same document.

                  17. GOVERNING LAW. This Agreement and the rights and obligations of the parties with respect to the Collateral Account shall be governed by and construed in accordance with the laws of the State of New York, including applicable provisions of the UCC. The Borrower hereby submits to the jurisdiction of any New York State or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.

                  18. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  19. AMENDMENT. This Agreement may not be amended, waived, modified or terminated except by an instrument in writing signed by each of the parties hereto. The Agent shall give written notice to each of S&P and Moody's prior to the effectiveness of any material amendment or modification of this Agreement.

                  20. NO PROCEEDINGS; NO RECOURSE.

                  (a) Each of the Borrower, the Agent and PFPC hereby agrees that it will not institute against the Lender any bankruptcy, insolvency or other similar proceeding until there shall have elapsed at least one year plus one day since the last day on which any promissory note or other debt security of the Lender shall be outstanding.

                  (b) The obligations of the Lender under and in connection with this Agreement are solely the obligations of the Lender. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or for any other obligation or claim arising out of or based upon this Agreement, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.

                  21. TERMINATION OF AGREEMENT; REPLACEMENT OF CUSTODIAN.

                  (a) The Agent may terminate this Agreement at any time upon written notice to the Borrower and PFPC after (i) receipt of notice from the Borrower under SECTION 5.01(D)(IV) of the Credit Agreement that PFPC has failed to perform or observe its obligations under the Custodial Agreement, (ii) the Agent shall have delivered a Notice of Exclusive Control to PFPC that is not revoked in writing by the Agent, (iii) any Event of Default under SECTION 6.01(F) of the Credit Agreement shall have occurred and is continuing or (iv) PFPC shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (a) under SECTION 3(A), (E) or (f), SECTION 4(A) or (C), or SECTION 10, or (b) under any other provision of this Agreement and such failure described in this CLAUSE (A) shall continue for thirty (30) days. No such termination shall be effective until the appointment of and acceptance by a replacement custodian in accordance with the following CLAUSE
(C). PFPC may terminate this Agreement upon thirty (30) days' prior written notice to each of the other parties hereto.

                  (b) Upon termination of this Agreement by the Agent in accordance with CLAUSE (A) above, the Borrower hereby agrees that it will give to PFPC immediate notice of termination of its Custodial Agreement with PFPC in accordance with the terms thereof, it being understood that such termination shall not affect the Custodial Agreement as it applies between PFPC and any Person other than the Borrower which may be a party thereto. No such termination shall be effective until the appointment of and acceptance by a replacement custodian in accordance with the following CLAUSE (C).

                  (c) Upon the termination of PFPC as Custodian for the Borrower pursuant to this Agreement, the Custodial Agreement or otherwise, the Borrower will as soon as practicable appoint a replacement custodian in compliance with the requirements of the Investment Company Act, and subject to the approval of the Agent, which approval may not be unreasonably withheld. In the event that the Borrower has not appointed a replacement custodian by the close of business on the day thirty (30) days following written notice of termination from the Agent, the Borrower shall appoint the replacement custodian recommended by the Agent, provided that such custodian meets the requirements of the Investment Company Act. PFPC agrees that it will use commercially reasonable efforts to assist in the transfer of custodial duties to the replacement custodian.

                  (d) If the Agent notifies PFPC in writing that the Agent's security interest in the Assigned Collateral has terminated, this Agreement will immediately terminate.

                  (e) The provisions of SECTIONS 5 and 6 shall survive the termination of this Agreement.

                  22. BUSINESS TRUST NOTICE.

                  It is expressly agreed that the obligations of the Borrower under this Agreement shall not be binding upon any past, present or future trustee, nominee, officer, shareholder, employee or agent of the Borrower individually, and shall only be binding upon the Borrower and its assets, as provided in the Borrower's Amended and Restated Agreement and Declaration of Trust, a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal offices of the Borrower. This Agreement was executed on behalf of the Borrower by an officer of the Borrower in such capacity, and shall not be deemed to have been executed by such officer individually or to impose any liability on such officer, or the shareholders of the Borrower, personally, but shall bind only the assets and property of the Borrower.

                  23. CUSTOMER IDENTIFICATION PROGRAM NOTICE.

                  To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC will request (or already has requested) the Borrower's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date written above.

                       PFPC TRUST COMPANY, as Securities Intermediary and as Collateral Agent


                       By:_______________________________
                       Name:
                       Title:



                       CITICORP NORTH AMERICA, INC.,
                       as Agent for the Secured Parties


                       By:_______________________________
                       Name:
                       Title:



                       HIGHLAND FLOATING RATE ADVANTAGE FUND,
                       as Borrower


                       By:_______________________________
                       Name:
                       Title:

                                                                         ANNEX A


                          CITICORP NORTH AMERICA, INC.
                               U.S. Securitization
                              450 Mamaroneck Avenue
                            Harrison, New York 10528



PFPC TRUST COMPANY
8800 Tinicum Boulevard
Philadelphia, Pennsylvania 19153
Attention:  Mr. Ed Smith


                           NOTICE OF EXCLUSIVE CONTROL


                  We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of October 18, 2004 (as from time to time amended and supplemented, the "Control Agreement") among the undersigned, you and Highland Floating Rate Advantage Fund (together with its successors and assigns, the "Borrower") that you (i) shall not follow any instructions, entitlement orders or directions of the Borrower in respect of the Assigned Collateral (as defined in the Control Agreement), and (ii) shall exclusively follow the entitlement orders, directions and instructions of the undersigned in respect of the Assigned Collateral.

                                        Very truly yours,

                                        CITICORP NORTH AMERICA, INC.,
                                        as Agent


                                        By:________________________________
                                                     Authorized Signatory

                                                                         ANNEX B

                      AUTHORIZED REPRESENTATIVE CERTIFICATE
                                     (AGENT)


                  I, the undersigned authorized signatory on behalf of Citicorp North America, Inc. (the "Agent"), DO HEREBY CERTIFY that:

                  1. This Authorized Representative Certificate is furnished pursuant to SECTION 3(F) of that certain Control Agreement dated as of October 18, 2004 (as from time to time amended, restated, supplemented or otherwise modified, the "Control Agreement") among Highland Floating Rate Advantage Fund, the Agent and PFPC TRUST COMPANY (the "Securities Intermediary").

                  2. The below-named persons are each hereby designated as an Agent Authorized Representative, and each is hereby authorized to execute on behalf of the Agent and deliver to the Securities Intermediary written notice, instructions, entitlement orders and directions concerning the Collateral Account and the Assigned Collateral, as such terms are defined in the Control Agreement.

                  Name              Office or        Signature
                                    Capacity

                  --------------    -------------    --------------------

                  --------------    -------------    --------------------

                  --------------    -------------    --------------------

                  --------------    -------------    --------------------

                                    WITNESS my hand as of this 18th day of
                                    October, 2004.


                                        CITICORP NORTH AMERICA, INC.,


                                        By:________________________________
                                        Name:
                                        Title: